EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended September 16, 2013*

WHEREAS, Nationwide Mutual Funds, a Delaware statutory trust (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes
Nationwide Growth Fund	A, B, C, R2, Institutional, Institutional Service
Nationwide Fund	A, B, C, R2, Institutional Service
Nationwide Bond Fund	A, B, C, R2, Institutional, Institutional Service
Nationwide Government Fund	A, B, C, R2, Institutional Service
Nationwide Money Market Fund	Prime, Service, Institutional
Nationwide S&P 500 Index Fund	A, B, C, R2, Service, Institutional Service, Institutional
Nationwide Short Duration Bond Fund	A, Service, C, Institutional
Nationwide Enhanced Income Fund	A, R2, Institutional, Institutional Service
Nationwide Small Cap Index Fund	A, B, C, R2, Institutional
Nationwide Mid Cap Market Index Fund	A, B, C, R2, Institutional
Nationwide International Index Fund	A, B, C, R2, Institutional
Nationwide Bond Index Fund	A, B, C, R2, Institutional
Nationwide Investor Destinations Aggressive Fund	A, B, C, R2, Institutional, Service
Nationwide Investor Destinations Moderately Aggressive Fund	A, B, C, R2, Institutional, Service
Nationwide Investor Destinations Moderate Fund	A, B, C, R2, Institutional, Service
Nationwide Investor Destinations Moderately Conservative Fund	A, B, C, R2, Institutional, Service
Nationwide Investor Destinations Conservative Fund	A, B, C, R2, Institutional, Service
Nationwide Destination 2010 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2015 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2020 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2025 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2030 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2035 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2040 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2045 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2050 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2055 Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide Retirement Income Fund	A, C, R1, R2, Institutional, Institutional Service
Nationwide U.S. Small Cap Value Fund	A, C, Institutional, Institutional Service

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Nationwide International Value Fund	A, C, Institutional, Institutional Service
Nationwide Alternatives Allocation Fund	A, C, Institutional, Institutional Service
Nationwide Small Company Growth Fund	A, Institutional Service
Nationwide Global Equity Fund	A, C, Institutional, Institutional Service
Nationwide High Yield Bond Fund	A, C, Institutional, Institutional Service
Nationwide Inflation-Protected Securities Fund	A, Institutional
Nationwide Core Plus Bond Fund	A, Institutional, Institutional Service
Nationwide Bailard Cognitive Value Fund	A, C, Institutional, Institutional Service, M
Nationwide Bailard International Equities Fund	A, C, Institutional, Institutional Service, M
Nationwide Bailard Technology & Science Fund	A, C, Institutional, Institutional Service, M
Nationwide Geneva Mid Cap Growth Fund	A, C, Institutional, Institutional Service
Nationwide Geneva Small Cap Growth Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Balanced Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Bond Fund	A, C, Institutional, Institutional Service
Nationwide HighMark California Intermediate Tax Free Bond Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Large Cap Core Equity Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Large Cap Growth Fund	A, C, Institutional, Institutional Service
Nationwide HighMark National Intermediate Tax Free Bond Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Short Term Bond Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Small Cap Core Fund	A, C, Institutional, Institutional Service
Nationwide HighMark Value Fund	A, C, Institutional, Institutional Service, U
Nationwide Ziegler Equity Income Fund	A, C, Institutional, Institutional Service
Nationwide Ziegler NYSE Arca Tech 100 Index Fund	A, C, Institutional, Institutional Service
Nationwide Ziegler Wisconsin Tax Exempt Fund	A, C, Institutional, Institutional Service

*	As most recently approved at the September 8-9, 2013 Board Meeting.

WHEREAS, Nationwide Fund Advisors (“NFA”) serves as investment adviser for each of the series;

WHEREAS, Nationwide Fund Distributors LLC serves as underwriter and Nationwide Fund Management LLC serves as fund administrator and transfer agent for the series of the Trust;

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:

(1)	in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)	in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3)	in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets of which 0.25% per annum is considered a service fee (for the Nationwide Money Market Fund, fees of not more than 0.85%, of which 0.10% is considered a service fee);

(4)	in the case of the Service Class shares of the Nationwide Short Duration Bond Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;

(5)	in the case of the Service Class shares of the Nationwide S&P 500 Index Fund and the Nationwide Money Market Fund, fees of not more than 0.15% per annum of average net assets;

(6)	in the case of Class R1 shares of the Funds, fees of not more than 0.65% per annum of average net assets of which 0.25% is considered a service fee; and

(7)	in the case of Class R2 shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)	in the case of Class A, Class R1, Class R2, Institutional Service Class and Service Class shares of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, the Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1)	with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge (“CDSC”) may be applicable for purchases sold without a sales charge and for which a finder’s fee is paid (the “Class A shares of the Funds”);

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

(2)	without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain reductions or waivers among groups of purchasers) and providing for a 12b-1 fee (the “Class B shares of the Funds”);

(3)	without a front-end load and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee but not providing for an administrative services fee (the “Class C shares of the Funds”);

(4)	without a front-end load or CDSC, but providing for an administrative services fee (the “Institutional Service Class shares of the Funds”);

(5)	without a front-end load or CDSC, but providing for a 12b-1 fee and an administrative services fee (the “Service Class shares of the Funds”);

(6)	without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the “Institutional Class shares of the Funds”);

(7)	without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the “Class M shares of the Funds”);

(8)	without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the “Class U shares of the Funds”);

(9)	without a front-end load or CDSC or 12b-1 fee, but with an administrative service fee (the “Prime Shares of the Money Market Fund”);

(10)	without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the “Class R1 shares of the Funds”); and

(11)	without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the “Class R2 shares of the Funds”).

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1.	Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; (b) different administrative service fees associated with any Administrative Services Plan; (c) different dedicated distribution channels; and (d) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (e) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (f) conversion features; (g) exchange privileges; and (h) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2.	Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii)). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3.	Class B shares of the series, other than shares purchased through reinvestment of a dividend or a distribution with respect to the Class B shares of the series, shall automatically convert to Class A shares of the same series on the occurrence of the earlier of either (i) the date that is the first business day of the month after which the Class B shares of the series were outstanding for seven years, or (ii) on or around February 21, 2014. Such conversion will be on the basis of the relative net asset values of each class without the imposition of any sales load, fee, or other charge. After the conversion, such shares will be Class A shares and will have all of the characteristics and rights of Class A shares of the same series. Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares of the series will be converted to Class A shares of the same series in the same proportion as the number of the shareholder’s Class B shares of the series converting to Class A shares of the same series bears to the shareholder’s total Class B shares of the series not acquired through dividends and distributions.

4.	Class R1 shares of the series shall automatically convert to Class R2 shares of the same series on or around February 21, 2014. Such conversion will be on the basis of the relative net asset values of each class without the imposition of any sales load, fee, or other charge. After the conversion, such shares will be Class R2 shares and will have all of the characteristics and rights of Class R2 shares of the same series.

5.	To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

6.	Dividends and distributions paid by a series of the Trust as to each class of its shares, to the extent any dividends or distributions are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount for each such class, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class and will be taken into account in determining the amount of dividends and distributions paid with respect to that class.

EX-28.n.2

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

7.	Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the NASD Rules of the Financial Industry Regulatory Authority, Inc.

8.	The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of the Trust.

9.	Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.